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                                             Exhibit No. 15

   August 9, 1996

   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.  20549

   Dear Ladies and Gentlemen:

   We are aware that Calgon Carbon Corporation has included our report dated August 9, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Forms S-8 (No. 33-34019 and No. 333-01019). We are also aware of our responsibilities under the Securities Act of 1933.

   Yours very truly,



   Price Waterhouse LLP